As filed with the Securities and Exchange Commission on June 5, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EnerNOC, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

87-0698303

(I.R.S. Employer Identification No.)

EnerNOC, Inc.

One Marina Park Drive, Suite 400

Boston, Massachusetts 02210

(Address of Principal Executive Offices) (Zip Code)

EnerNOC, Inc. 2014 Long-Term Incentive Plan

(Full Title of the Plan)

Timothy G. Healy

Chief Executive Officer

EnerNOC, Inc.

One Marina Park Drive, Suite 400

Boston, Massachusetts 02210

(Name and Address of Agent for Service)

(617) 224-9900

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one).

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share	1,700,000(4)	$9.68	$16,456,000	$1,912.19

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminate number of shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.
(2)	The price of $9.68 per share, which is the average of the high and low price of the Common Stock of the Registrant as reported on the Nasdaq Global Select Market on May 29, 2015, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and (h) of the Securities Act and has been used as these shares are to be issued in connection with equity awards that have not been granted and therefore are without a fixed price.
(3)	Calculated pursuant to Section 6(b) of the Securities Act.
(4)	Consists of an additional 1,700,000 shares issuable under the 2014 Long-Term Incentive Plan pursuant to the terms of such plan.

EXPLANATORY NOTE

This Registration Statement registers additional securities of the same class as other securities for which the registration statement filed on Form S-8 (SEC File No. 333-196471) of the Registrant is effective. The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 196471) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit

Exhibit 5.1	Opinion of Cooley LLP

Exhibit 23.1	Consent of Ernst & Young LLP

Exhibit 23.2	Consent of Cooley LLP (included in Exhibit 5.1 and incorporated herein by reference)

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on June 5, 2015.

ENERNOC, INC.

By:	/s/ Timothy G. Healy
Timothy G. Healy
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of EnerNOC, Inc. (the “Company”), hereby severally constitute and appoint Timothy G. Healy, David B. Brewster and Matthew J. Cushing, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 5, 2015:

Signature	Title(s)

/s/ Timothy G. Healy Timothy G. Healy	Chairman of the Board, Chief Executive Officer and Director (principal executive officer)

/s/ Neil Moses Neil Moses	Chief Operating Officer and Chief Financial Officer (principal financial officer and accounting officer)

/s/ David B. Brewster David B. Brewster	President and Director

/s/ James P. Baum James P. Baum	Director

/s/ Arthur Coviello Arthur Coviello	Director

/s/ Richard Dieter Richard Dieter	Director

/s/ TJ Glauthier TJ Glauthier	Director

/s/ Kirk Arnold Kirk Arnold	Director

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

Exhibit 5.1	Opinion of Cooley LLP

Exhibit 23.1	Consent of Ernst & Young LLP

Exhibit 23.2	Consent of Cooley LLP (included in Exhibit 5.1 and incorporated herein by reference)

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement)